Exhibit 32.2


                                  CERTIFICATION
                       Pursuant to 18 U.S.C. Section 1350
                                   As Adopted
                         Pursuant to Section 906 of the
                           Sarbanes-Oxley Act of 2002

In connection with the annual report of Process Equipment, Inc., now known as HQ Sustainable Maritime Industries, Inc. (the "Company"), on Form 10-KSB for the year ended April 30, 2003 as filed with the Securities and Exchange Commission on August 14, 2003 (the "Report"), the undersigned officer of the Company certifies, pursuant to 18 U.S.C. ss.1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to the best of her knowledge:

         1. the Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

         2. The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

A signed original of this written statement has been provided to the Company and will be retained by the Company and will be furnished to the SEC or its staff upon request.

/s/ Lillian Wang
--------------------
Lillian Wang
Acting Chief Financial Officer
September 10, 2004


         This  Certification  of Acting  Chief  Financial  Officer  pursuant  to
Section 906 of the  Sarbanes-Oxley  Act of 2002 is not  "filed" for  purposes of
Section 18 of the Securities Exchange Act of 1934 but is instead furnished as provided by the applicable rules of the Securities and Exchange Commission.